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                                                                    EXHIBIT 3.2E


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                                    BY-LAWS

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                                   ARTICLE  I

                                    OFFICES

    Section 1. Principal Office. The principal office of the Corporation shall be located in Greenwich, Connecticut.

    Section 2. Other Offices. The Corporation may also have offices at such other places within and without the State of Connecticut as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

    Section 1. Annual Meetings. An annual meeting of stockholders, commencing with the year 1996, shall be held at eleven o'clock a.m. on the third Thursday in the month of June each year, or at such hour as may be fixed from time to time by the Board of Directors and stated in the notice of such meeting or waiver of notice thereof, at which meeting the stockholders shall elect a Board of Directors and transact such other business as may properly come before the meeting.

   If such annual meeting is not held as herein provided for, it may be held as soon thereafter as may be convenient. Such subsequent meeting shall be called in the same manner as hereinafter provided for special meetings of stockholders.

    Section 2. Special Meetings. Special meetings of stockholders for any purpose or purposes, unless otherwise prescribed by statute, by the certificate of incorporation or by these by-laws, may be called at any time by the chairman, or by action of the Board of Directors, and shall be called by the chairman at the written request of the holders of record of not less than 50% of all the shares then outstanding and entitled to vote thereat. Such request shall state the purpose or purposes of the proposed meeting. The time and place for such special meeting shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. The business transacted at any special meeting of stockholders shall be limited to the purpose stated in such notice.


    Section 3. Place of Meeting. Meetings of stockholders shall be held within or without the State of Connecticut at such place as may be fixed from time to time by the Board of Directors, or as shall be specified in the notice of any such meeting or a duly executed waiver of notice thereof.


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    Section 4.  Notice of Meetings.  Written notice of each meeting of stockholders, whether annual or special, stating the place, date and hour of the meeting, and unless it is an annual meeting, the purpose or purposes of the meeting and the name of the person by whom or at whose direction the meeting is being called, shall be given either personally or by mail, telegram, cable or telephone, or at the direction of, the president, the secretary, or the persons calling the meeting, to each shareholder of record entitled to vote, not less than ten days nor more than sixty days prior to the date of the meeting, unless a greater period of notice is required by law in a particular case.

    Section 5. Quorum. The holders of record of a majority of the shares of stock issued and outstanding and entitled to vote at any meeting of stockholders, represented in person or by proxy, shall constitute a quorum for the transaction of business thereat, except as otherwise provided by statute or by the certificate of incorporation. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders. If, however, such quorum shall not be present or represented at any meeting of stockholders, a majority of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than by announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called.

    Section 6. Proxies. Every shareholder entitled to vote at a meeting of stockholders, or to express consent to any proposal without a meeting, may vote, or consent, as the case may be, in person or may authorize another person or persons to so act for him by proxy.

    Section 7. Voting. At each meeting of stockholders, each shareholder of record entitled to vote at the meeting shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation unless otherwise provided by law or by the certificate of incorporation.

    At each meeting at which a quorum is present, the vote of the holders of a majority of the share of stock present, in person or by proxy, and entitled to vote thereat, shall determine all corporate matters brought before the meeting except as otherwise required by statute or by the certificate of incorporation.

    Section 8. Written Consent in Lieu of Meeting. Any action required or permitted to be taken by vote of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Consents may be signed in counterparts.


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                                  ARTICLE III

                              MEETING OF DIRECTORS

    Section 1. General Powers. The property, affairs and business of the Corporation shall be managed by its Board of Directors which may adopt all such rules and regulations for the conduct of its meetings and for the management of the property, affairs and business of the Corporation as it may deem proper, not inconsistent with applicable law, the certificate of incorporation and these by-laws, and may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

    Section 2. Number and Qualifications. The number of directors shall be not less than one with the exact number to be established from time to time by resolution of the Board of Directors. The initial Board shall consist of the three directors named in the certificate of incorporation.

    Section 3. Election and Term of Office. The directors, other than the initial Board of Directors, shall be elected at the annual meeting of shareholders. Each director shall serve until the next succeeding annual meeting and until his successor has been elected and has qualified, or until his prior resignation, death or removal. The initial Board of Directors shall hold office until the first annual meeting of shareholders.

    Section 4. Resignation. Any director may resign at any time by giving written notice to the Board of Directors, the president or the secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

    Section 5. Removal. Any or all of the directors may be removed, with or without cause, at any time by the vote of the holders of record of a majority of shares of stock issued and outstanding and entitled to vote present, in person or by proxy, at a special meeting of stockholders called for that purpose, unless otherwise prescribed by statute or by the certificate of incorporation.

    Section 6. Vacancies. All vacancies occurring in the Board of Directors, including vacancies caused by removal with or without cause, may be filled, subject to the action of the stockholders in regard to vacancies caused by removal described hereinafter, by the majority vote of all remaining directors in office, though less than a quorum. If death, resignation or removal of a director or directors results in there being no remaining directors or if the remaining directors are unable to fill a vacancy or vacancies by majority vote, the vacancies shall be filled by election at a special meeting of stockholders called for that purpose. A director elected by the Board of Directors to fill a newly created directorship or vacancy shall hold office until the next succeeding annual meeting of the stockholders or until his successor has been elected and has qualified.

   Notwithstanding any other provision of this section, any vacancy on the Board of Directors resulting from removal with or without cause by vote of the stockholders at a special


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meeting of stockholders called for that purpose may be filled at such meeting by majority vote of the stockholders present, in person or by proxy, and entitled to vote, provided that in the event the stockholders do not fill such vacancy it may be filled by the Board of Directors as provided in this section. A director elected by vote of the stockholders shall hold office for the unexpired portion of the term of his predecessor in office or until the election and qualification of his successor.

    Section 7. Annual and Regular Meetings. An annual meeting of the Board of Directors for the election of officers and for the transaction of any other business shall be held in each year immediately following the annual meeting of stockholders at the place of such annual meeting of stockholders, or as soon as practical after the annual meeting of stockholders at such place and time as shall be fixed by resolution or notice pursuant to section 9 of this
Article III or by the consent in writing of all the directors.

     Regular meetings of the Board of Directors may be held at such times as the Board may from time to time determine by resolution duly adopted at any meeting of the Board.

    Section 8. Special Meetings. A special meeting of the Board of Directors may be called at any time by the chairman, or by a notice signed by a quorum of the directors.

    Section 9. Place and Time of Regular and Special Meetings. The Board of Directors may hold any regular meeting without notice, at such time and place, either within or without the State of Connecticut, as the Board may from time to time determine by resolution duly adopted at any meeting of the Board.

    Special meetings of the Board of Directors shall be held at such time and place, either within or without the State of New Jersey, as may be fixed by the chairman or if not fixed by the chairman, by a written notice signed by a quorum of the directors calling the meeting as specified in their notice, as the case may be. If no place is otherwise fixed, such regular and special meetings shall be held at the principal office of the Corporation.

   Section 10. Notice of Meetings. Notice of the time and place of each special meeting of the Board of Directors shall be given to each director at least two days prior to the date of such meeting personally or by mail, telegram, cable or telephone. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice of such meeting or waiver of notice thereof.

   Section 11. Quorum and Voting. A majority of the directors in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors and the affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall constitute the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation or these by-laws. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present may adjourn the meeting from time to time, without notice other than by announcement at the meeting, until a quorum shall be present.


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   Section 12.  Committees.  The Board of Directors, by resolution adopted by a majority of the entire Board, may designate one or more committees, including an Executive Committee, each committee to consist of one or more of the directors of the Corporation. Each committee shall serve at the pleasure of the Board of Directors and each member of each such committee shall hold office until the next annual meeting of the Board of Directors or until he shall cease to be a director, or until his death, resignation or removal, or until the Board of Directors shall dissolve the committee. Each committee shall have and may exercise all the powers and authority of the Board to the extent provided in the resolution, except as otherwise required by law. Any member of any committee may be removed at any time, with or without cause, by the vote of a majority of directors at any regular or special meeting of the Board. Vacancies in the membership of any committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors by the vote of a majority of directors. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

   Section 13. Meetings by Conference Call. At any meeting of the Board of Directors, or any committee designated by the Board of Directors, any one or more of the members thereof may participate in such meeting of the Board or of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation in a meeting by such means shall constitute presence in person at the meeting.

   Section 14. Written Consent in Lieu of Meeting. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing to the adoption of a resolution authorizing the action so taken shall be signed by all the directors or the members of the committee, as the case may be. A consent may be signed in counterparts.

                                   ARTICLE IV

                                    NOTICES

    Section 1. Notice by Mail. Whenever, under the provisions of any statute or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or shareholder and such notice is given by mail, such notice shall be deemed to have been given when deposited in the United States mail, with postage thereon prepaid, directed to the director or shareholder at his address as it appears on the records of the Corporation, or if he shall have filed a written request with the secretary that notices intended for him be mailed to some other address, then directed to him at such other address.

    Section 2. Waiver of Notice. Whenever, under the provisions of any statute or of the certificate of incorporation or of these by-laws, any notice of a meeting is required to be given to any director or shareholder, a written waiver thereof signed by the person or persons entitled to such notice, either in person or by proxy if such person is a shareholder, whether before or after the meeting shall be deemed equivalent to the giving of such notice.


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    Section 3.  Attendance at Meetings.  The attendance of a person at any meeting, whether a shareholder, in person or by proxy, or a director, shall constitute a waiver of notice by him, unless he protests the lack of such notice of such meeting prior to the conclusion of the meeting.

                                   ARTICLE V

                                    OFFICERS

   Section 1. Number. The officers of the Corporation shall be a chairman, a president, a secretary, and a treasurer, and may include one or more executive vice presidents, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as the Board of Directors may from time to time determine. Two or more offices may be held by the same person.

    Section 2. Election and Term of Office. The officers of the Corporation shall be elected by the Board of Directors at any regular or special meeting of the Board and each shall serve at the pleasure of the Board.

    Section 3. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, or to the chairman, the president or the secretary of the Corporation. Any such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

    Section 4. Chairman of the Board. The chairman of the Board shall preside at meetings of the Board of Directors and shareholders, and shall be the chief executive officer of the Corporation. The chief executive officer shall have supervision over the business, direction and general management of the Corporation, and shall perform such other duties as the Board of Directors may direct, provided that such responsibilities, duties and title are consistent with the position.

    Section 5. President. The president shall be the chief operating officer of the Corporation and shall exercise such powers and perform such duties as the Board of Directors may direct, provided that such responsibilities, duties and title are consistent with the position.

    Section 6. Executive Vice Presidents: Vice Presidents. The executive vice presidents and vice presidents, and other officers, shall exercise such powers and perform such duties as from time to time may be assigned to them respectively by the Board, the chairman, or the president.

    Section 7. Secretary. The secretary shall record all the votes of the stockholders and of the directors and shall maintain the minutes of the meetings of the stockholders and of the Board of Directors; he shall see that notices of meetings of the Board and stockholders are given and that all records and reports are properly kept and filed by the Corporation as required by laws; and, in general, he shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned to him by the Board, the chairman, or the president.


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    Section 8.  Assistant Secretaries.  In the absence or disability of the secretary or when so directed by the secretary, any assistant secretary may perform all the duties of the secretary, and, when so acting, shall have the powers of, and be subject to all the restrictions upon, the secretary. The assistant secretaries shall perform such other duties as from time to time may be assigned to them respectively by the Board or the chairman, or explicitly by these by-laws or by resolution of the Board in connection with an appointment as assistant secretary.

    Section 9. Treasurer. The treasurer shall have charge of all financial records and reports of the Corporation and shall have or provide for the custody of all funds and securities of the Corporation; and, in general, he shall perform all duties incident to the office of treasurer and such other duties as may from time to time be assigned to him by the Board, the chairman, or the president.

    Section 10. Assistant Treasurers. In the absence or disability of the treasurer or when so directed by the treasurer, any assistant treasurer may perform all the duties of the treasurer, and, when so acting, shall have the powers of, and be subject to all the restrictions upon, the treasurer. The assistant treasurers shall perform such other duties as from time to time may be assigned to them respectively by the Board, the chairman, the president, or the treasurer or explicitly by these by-laws or by resolution of the Board in connection with an appointment as assistant treasurer.

                                   ARTICLE VI

                                INDEMNIFICATION

    Section 1. General. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of fact that he is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney's fees), judgments, fines and amount paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In this connection, the termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    Section 2. Actions in Good Faith. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor


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by reason of the fact that he is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the court in which such action or suit was brought shall determine upon application that, despite the adjudication or liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    Section 3. Expenses. To the extent that an employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) and reasonably incurred by him in connection therewith.

    Section 4. Required Determination. Any indemnification under Sections 1 and 2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of an employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (2) if such a quorum is not obtainable, by independent legal counsel in a written opinion or (3) by independent legal counsel in a written opinion in a majority of a quorum consisting of directors who were not parties to such action, suit, or proceeding so directs, or (4) by the stockholders.

    Section 5. Advancement of Expenses. Expenses (including attorney's fees) incurred by an employee or agent in defending any civil, criminal, administrative, or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of an employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorney's fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

    Section 6. Indemnity Non-Exclusive. The indemnification and advancement of expenses provided by or granted pursuant to the provisions of this section shall not be deemed exclusive of any other rights to which one seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

    Section 7. Insurance. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise


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against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

    Section 8. Cessation as Employee or Agent. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

                                  ARTICLE VII

                       BORROWING, DEPOSITS, PROXIES, ETC.

    Section 1. Borrowing. No officer, agent or employee of the Corporation shall have any power or authority to borrow money on its behalf, to pledge its credit, or to mortgage or pledge its real or personal property, except within the scope and to the extent of the authority delegated by resolution of the Board of Directors. Authority may be given by the Board for any of the above purposes and may be general or limited to specific instances.

    Section 2. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositaries as the Board of Directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the Board shall from time to time have determined.

    Section 3. Proxies. Unless otherwise ordered by the Board of Directors, any officer of the Corporation may appoint an attorney or attorneys (who may be or include such officer himself), in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation any of whose stock or other securities are held by or for the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or, in connection with the ownership of such stock or other securities, to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its seal such written proxies, consents in writing or other instruments as he may deem necessary or proper in the circumstances.

    Section 4. Separate Assets, etc. The Corporation shall at all times (a) maintain and keep the Corporation's assets separate and apart from any affiliate of the Corporation, and under separate registration, and (b) maintain the Corporation's books and records separate and apart from those of any affiliate of the Corporation.


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                                  ARTICLE VIII

                             CERTIFICATES FOR SHARES

    Section 1. Form and Execution of Certificates. The shares of the Corporation shall be represented by certificates in such form as required by statute and as shall be adopted from time to time by the Board of Directors. The certificates shall be numbered consecutively and registered in the books of the Corporation in the order in which they are issued, together with the number of shares represented by each certificate, the name of the person to whom the certificate is issued and the date of issuance thereof. Each certificate shall be signed by the president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer, may (but need not) be sealed with the corporate seal or a facsimile thereof and shall be countersigned and registered in such manner, if any, as the Board of Directors may prescribe. The signature of any such officers of the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. No certificate shall be issued for any share until such share is fully paid. The certificates shall bear such legend thereon, referring to such restrictions on transfer as may be required by law, or as the secretary of the Corporation, on advice of counsel, may reasonably require.

    Section 2. Lost, Stolen or Destroyed Certificates. The Board of Directors, in its discretion, may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed. Prior to authorizing such issue of a new certificate or as a condition precedent to the issue thereof, the Board of Directors, in its discretion, may require satisfactory proof of loss, theft or destruction or a bond of indemnity as it deems adequate against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

    Section 3. Transfer of Shares. The transfer or assignment of shares shall be made only upon the books of the Corporation by the registered owner or by his duly authorized attorney. Upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, and the older certificate shall be canceled and the transaction recorded upon the books of the Corporation.

    Section 4. Fixing Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or for the purpose of determining stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be (i) more than sixty nor less than ten days before the date of any meeting of the stockholders, (ii) in the case of setting a record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, more than sixty days before the date fixed for tabulation of the consents or, if no date has been fixed for tabulation, more than sixty days before the last day


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on which consents received may be counted.  Only such stockholders of record on the date so fixed shall be entitled to receive notice of, or to vote at, such meeting or any adjournment thereof, to give such consent, to receive payment of such dividend or distribution or the allotment of such right, to exercise any such rights, or to take any other such action, notwithstanding any transfer of any shares on the books of the Corporation subsequent to the record date so fixed. If no record date is fixed, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held; (ii) the record date for determining stockholders entitled to consent to the corporate action in writing without a meeting, when prior action by the Board of Directors is required by applicable law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (iii) the record date for any other purpose shall be at the close of business on the date on which the Board of Directors adopts the resolution relating thereto.

    Section 5. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered in its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE IX

                               GENERAL PROVISIONS

    Section 1. Dividends. Dividends on the outstanding shares of the Corporation may be declared by the Board of Directors in such amounts and at such time or times as the Board may determine, subject to the provisions of the certificate of incorporation and to applicable law. Dividends may be paid in cash, in shares of the Corporation's capital stock or bonds or in the Corporation's property, including the shares or bonds of other corporations, subject to any provisions of law or of the certificate of incorporation.

    Section 2. Execution of Instruments. All corporate instruments and documents, with the exception of certificates for shares of the Corporation as provided in Section 1 of Article VIII, shall be signed by such officers, agents or employees of the Corporation as from time to time may be designated by the Board of Directors or by such officer or officers to whom the Board of Directors may delegate the power to so designate.

    Section 3. Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year but may be changed from time to time by resolution of the Board of Directors.

    Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced, engraved or printed.


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
                                   ARTICLE X

                                   AMENDMENTS

    Section 1. These by-laws may be amended or repealed or new by-laws may be adopted by the Board of Directors or the stockholders of the Corporation.


 Adopted:  December 1, 1995


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

                           --------------------------

                           ACTION BY WRITTEN CONSENT
                            OF THE SOLE STOCKHOLDER
                  OF CROMPTON EUROPE FINANCIAL SERVICES COMPANY
                                AUGUST 15, 2004

                           --------------------------


    The undersigned, being the sole stockholder (the "Stockholder") of Crompton Europe Financial Services Company, a Delaware corporation (the "Corporation"), acting pursuant to Section 228 of General Corporation Law of the State of Delaware, and pursuant to Article II, Section 8 of the By-Laws of the Corporation, hereby adopts, by this written consent, the following resolutions with the same force and effect as if they had been unanimously adopted at a duly convened meeting of the stockholders of the Corporation:

          WHEREAS, the Stockholder desires to amend certain provisions of the Corporation's by-laws as currently in effect (the "By-Laws"), and to ratify, confirm, approve and adopt certain actions taken by its directors and/or officers; and

          WHEREAS, Article X of the By-Laws provide that the By-Laws may be amended by the affirmative vote of the stockholders of the Corporation;

          NOW THEREFORE, BE IT THEREFORE RESOLVED, that the By-laws of the Corporation are hereby amended as follows:

               Article III, Section 2, which reads:

               "The number of directors shall not be less than one with the exact number to be established from time to time by resolutions of the Board of Directors. The initial Board shall consist of the three directors named in the certificate of incorporation."

               is amended to read:

               "The number of directors shall not be less than one with the exact number to be established from time to time by resolutions of the Board of Directors. As of the date hereof, the Board of Directors shall consist of two members, Karen R. Osar and Lynn
               A. Schefsky, until changed as hereinafter provided."

          FURTHER RESOLVED, that the Stockholder hereby ratifies, confirms, adopts and approves the Actions by Written Consent, including all of the transactions, authority and appointments set forth therein, of the Board of


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
          Directors of the Corporation dated July 19, 2004 (the "July 19, 2004 Resolutions"); and

          FURTHER RESOLVED, that the Stockholder hereby ratifies, confirms, adopts and approves any and all actions previously taken by the Corporation or any of its directors or officers in connection with the documents, transactions and actions contemplated by or arising out of the July 19, 2004 Resolutions, including but not limited to, the execution and delivery of purchase agreements, registration rights agreements, indentures, guarantees, credit agreements, security agreements, loan documents, engagement of counsel and other advisors, and the incurrence of expenses; and

          FURTHER RESOLVED, that the Board of Directors of the Corporation be, and it hereby is, and the Officers (as such term is defined in the July 19, 2004 Resolutions) be and each of them hereby is, authorized and directed to take or cause to be taken all such further actions, to execute and deliver or cause to be executed and delivered all such further instruments and documents in the name and on behalf of the Corporation and to incur all such fees and expenses as in its judgment shall be necessary or advisable in order to carry out fully the intent and purposes of the foregoing resolutions or the July 19, 2004 Resolutions.

               The undersigned Stockholder hereby waives notice of a meeting and the holding of any meeting to act upon said resolution, as well as any and all notice required under the Certificate of Incorporation of the Corporation, the By-Laws of the Corporation or the laws of the State of Delaware in order to enter into and execute the foregoing resolutions, and does hereby direct that this consent be included in the minute books of the Corporation.

   IN WITNESS WHEREOF, the undersigned being the sole stockholder of Crompton Europe Financial Services Co., has executed this written consent as of the 15th day of August, 2004.

                                               CROMPTON CORPORATION

                                               /s/ Barry J. Shainman
                                               _______________________
                                               Name:  Barry J. Shainman
                                               Title:  Secretary


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